UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2010 (December 21, 2010)

NALCO HOLDING COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32342	16-1701300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 W. Diehl Rd. Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 305-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

i

Item 1.01	Entry into a Material Definitive Agreement

Indenture and Senior Notes due 2019

Overview

On December 21, 2010, Nalco Company, the registrant’s indirect wholly owned subsidiary (the “Company”) issued $750,000,000 aggregate principal amount of 6.625% senior notes due 2019 (the “Dollar Notes”) and €200,000,000 aggregate principal amount of 6.875% senior notes due 2019 (the “Euro Notes” and together with the Dollar Notes, the “Notes”), which mature on January 15, 2019, pursuant to an indenture, dated as of December 21, 2010 (the “Indenture”), among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

Interest on the Notes will be payable in cash on January 15 and July 15 of each year, commencing on July 15, 2011.

The net proceeds from the issuance of the Notes, along with cash on hand, were used to fund: (i) the repurchase of $113,077,000 of the Company’s $465.0 million aggregate principal amount of 8 7/8% senior subordinated notes due 2013 (the “Dollar Senior Subordinated Notes”) and €114,445,000 of the Company’s €200.0 million aggregate principal amount of 9% senior subordinated notes due 2013 (the “Euro Senior Subordinated Notes” and, together with the Dollar Senior Subordinated Notes, the “Senior Subordinated Notes”) tendered pursuant to a tender offer launched by the Company on December 7, 2010 (the “Tender Offer”) and the related Tender Offer premium; (ii) the optional redemption of all Senior Subordinated Notes not purchased in the Tender Offer; (iii) the repurchase of $260.8 million aggregate principal amount of 9.0% Senior Discount Notes due 2014 co-issued by Nalco Finance Holdings LLC, the registrant’s direct wholly-owned subsidiary, and Nalco Finance Holdings Inc., and to pay a related premium; and (iv) the payment of fees and expenses incurred in connection with the issuance of the Notes and the Tender Offer.

The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s existing and future senior indebtedness; rank senior in right of payment to all of the Company’s future senior subordinated indebtedness and subordinated indebtedness; and are effectively subordinated in right of payment to the Company’s secured indebtedness (including obligations under the senior secured credit facilities) to the extent of the value of the assets securing such indebtedness; and are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of the Company’s subsidiary guarantors (as such term is defined below)).

Guarantees

The Notes are fully and unconditionally guaranteed on a senior unsecured basis by Nalco Holdings LLC (“Holdings”) and each of the Company’s existing and future direct and indirect domestic subsidiaries that guarantee the Company’s obligations under its senior secured credit facilities. Holdings and such subsidiary guarantors are collectively referred to herein as the “guarantors,” and such guarantees are collectively referred to herein as the “guarantees.” Each guarantee ranks equally in right of payment with all of the applicable guarantor’s existing and future senior indebtedness; ranks senior in right of payment to all of the applicable guarantor’s future senior subordinated indebtedness and subordinated indebtedness; is effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured indebtedness (including the applicable guarantor’s guarantee under the senior secured credit facilities), to the extent of the value of the assets securing such indebtedness, and is structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor.

Optional Redemption

At any time prior to January 15, 2014, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium and accrued and unpaid interest and additional interest, if any.

On and after January 15, 2014, the Company may redeem the Dollar Notes at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on January 15 of each of the years indicated below:

Year	Percentage
2014	104.969%
2015	103.313%
2016	101.656%
2017 and thereafter	100.000%

On and after January 15, 2014, the Company may redeem the Euro Notes at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on January 15 of each of the years indicated below:

Year	Percentage
2014	105.156%
2015	103.438%
2016	101.719%
2017 and thereafter	100.000%

In addition, until January 15, 2014, the Company may, at its option, on one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes, at a redemption price equal to (i) 106.625% of the aggregate principal amount thereof in the case of Dollar Notes and (ii) 106.875% of the aggregate principal amount thereof in the case of Euro Notes, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings by the Company, Holdings or any direct or indirect parent of the Company or Holdings; provided, however, that at least 50% of the sum of the original aggregate principal amount of Dollar Notes issued (calculated after giving effect to any issuance of additional Dollar Notes), in the case of each redemption of Dollar Notes, and at least 50% of the sum of the original aggregate principal amount of Euro Notes issued (calculated after giving effect to any issuance of additional Euro Notes), in the case of each redemption of Euro Notes, must remain outstanding after each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.

Change of Control

Upon the occurrence of a change of control, which is defined in the Indenture, each holder of the Notes has the right to require the Company to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants

The Indenture contains covenants limiting, among other things, the ability of Holdings, the Company and their restricted subsidiaries to (subject to certain exceptions):

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions or repurchase Holdings’ capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the assets of Holdings and its subsidiaries;

•	enter into certain types of transactions with affiliates; and

•	limit dividends or other payments by its restricted subsidiaries to Holdings.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description of the Indenture is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On December 21, 2010, the Company and the guarantors of the Notes entered into a registration rights agreement with respect to the Notes described above (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Company and the guarantors of the Notes have agreed that they will (i) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes guaranteed by the guarantors on a senior unsecured basis, with terms substantially identical in all material respects to the Notes, and (ii) use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended.

The Company and the guarantors have agreed to use their reasonable best efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 365 days after the issue date of the Notes.

If the Company fails to satisfy this obligation (a “registration default”), the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. If the registration default is corrected, the applicable interest rate on such Notes will revert to the original level.

If the Company must pay additional interest, the Company will pay it to the noteholders in cash on the same dates that it makes other interest payments on the Notes, until the registration default is corrected.

The foregoing description of the Registration Rights Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set form in Item 1.01 under the captions “Indenture and Senior Notes due 2019” is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

Preliminary Results for Tender of Senior Subordinated Notes

In connection with the Tender Offer, on December 20, 2010, the registrant issued a press release announcing that the Company had elected to exercise the early purchase option described in the Offer to Purchase dated December 7, 2010, with respect to the $113,077,000 of Dollar Senior Subordinated Notes and €114,445,000 of Euro Senior Subordinated Notes that were tendered as of 5:00 p.m., New York City time, on December 20, 2010 (the “Early Tender Date”). A copy of the press release announcing the results of the tender of such notes by the Early Tender Date is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release attached hereto as Exhibit 99.1 shall not be deemed “filed” with the Securities Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01.	Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

Exhibit 10.1	Indenture, dated as of December 21, 2010, among Nalco Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

Exhibit 10.2	Form of 6.625% Senior Notes due 2019 (included in Exhibit 10.1).

Exhibit 10.3	Form of 6.875% Senior Notes due 2019 (included in Exhibit 10.1).

Exhibit 10.4	Registration Rights Agreement, dated as of December 21, 2010 between Nalco Company, Nalco Holdings LLC, the Guarantors named therein and Goldman, Sachs & Co., as representative of the Dollar Initial Purchasers and Goldman Sachs International as representative of the Euro Initial Purchasers.

Exhibit 99.1	Press Release dated December 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NALCO HOLDING COMPANY (Registrant)

By:	/S/ STEPHEN N. LANDSMAN
Stephen N. Landsman
Secretary

Date: December 27, 2010

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 10.1	Indenture, dated as of December 21, 2010, among Nalco Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

Exhibit 10.2	Form of 6.625% Senior Notes due 2019 (included in Exhibit 10.1).

Exhibit 10.3	Form of 6.875% Senior Notes due 2019 (included in Exhibit 10.1).

Exhibit 10.4	Registration Rights Agreement, dated as of December 21, 2010 between Nalco Company, Nalco Holdings LLC, the Guarantors named therein and Goldman, Sachs & Co., as representative of the Dollar Initial Purchasers and Goldman Sachs International as representative of the Euro Initial Purchasers.

Exhibit 99.1	Press Release dated December 20, 2010.